Exhibit 10.7

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Balu Balakrishnan (“Employee”) and Power Integrations, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee has been employed at-will by the Company as the Company’s Chief Executive Officer;

WHEREAS, Employee and the Company are parties to an Amended and Restated Chief Executive Officer Benefits Agreement made and entered into as of May 1, 2014, as amended as of June 1, 2020 and as of January 28, 2025 (the “EOBA”);

WHEREAS, Employee and the Company are parties to an Employee Agreement Regarding Confidentiality and Inventions, which Employee signed on April 19, 1989 (the “Confidentiality Agreement”);

WHEREAS, the Company previously granted Employee awards of restricted stock units (“RSUs”) on February 2, 2022, February 9, 2023, April 1, 2024 and January 28, 2025, performance stock units (“PSUs”) on January 28, 2025, and long-term performance stock units (“PRSUs”) on February 9, 2023, April 1, 2024 and January 28, 2025 (such RSUs, PSUs and PRSUs, collectively, the “Outstanding Awards”), in each case pursuant to, and subject to the terms and conditions of, the Company’s Amended and Restated 2016 Incentive Award Plan (the “Plan”) and applicable award agreements between the Company and Employee (such agreements, together with the Plan, the “Stock Agreements”);

WHEREAS, in connection with the Company’s leadership transition, Employee is resigning from his offices of Chief Executive Officer and President of the Company, effective as of the end of the day Pacific Time on July 20, 2025, or such later date immediately prior to the date on which the Company appoints a new Chief Executive Officer, and will retain his position on the Board of Directors of the Company, and will assume the role of Executive Chairman of the Board simultaneously upon his resignation, and shall serve in such Executive Chair role pursuant to the terms and conditions described herein;

WHEREAS, the Company wishes to enter into this Agreement with Employee in order to provide for an efficient and seamless transition of leadership of the Company which the Board of Directors of the Company believes is in the best interests of the Company and its shareholders;

WHEREAS, the Company wishes to enter into a consulting agreement with Employee to ensure his continued assistance, technical expertise, cooperation and guidance with respect to important ongoing litigation matters and  future support, knowledge and advice with respect to pending R&D and innovation initiatives that the Board believes are important to the Company’s future success given  the technical nature of the Company’s business the Employee’s long history with the Company; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

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1.Resignation from Offices, Directorships; Continued Board Service.

a.As of the end of the day Pacific Time on July 20, 2025, or such later date immediately prior to the date on which the Company appoints a new Chief Executive Officer, Employee will cease to be the Chief Executive Officer and President of the Company. The actual day on which Employee ceases to be the Chief Executive Officer and President of the Company shall be referred to herein as the “Transition Date,”

b.Employee hereby confirms and agrees that, as of the end of the day Pacific Time on the Transition Date, Employee hereby resigns from all positions held as of such date as an officer or director of the Company or any of its affiliates, other than his position as a member of the Board of Directors of the Company (the “Board”) and as Executive Chair of the Board. Employee acknowledges that the foregoing resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Employee also agrees to execute any necessary documents or other forms necessary to effectuate or document the foregoing resignations as a matter of local, state, federal, or foreign law or as otherwise required by the Company. Employee hereby acknowledges and affirms that such resignations are final and irrevocable.

c.Employee is expected to continue to serve as a member of the Board following the Transition Date, provided that, for the period beginning on the Transition Date and ending on the day before the first annual meeting of the Company’s shareholders to occur after the Separation Date (as defined below), Employee shall not receive any consideration for service as a member of the Board other than that provided for herein, and shall not be eligible for compensation under the Company’s compensation arrangements for its outside directors.

d.Employee hereby confirms and agrees that, as of the end of the day Pacific Time on the Separation Date , Employee hereby resigns from all positions held as of such date as an officer or member of any board of directors of the Company or any of its affiliates, including (unless such resignation is rejected by action of the Nominating and Governance Committee) his office as Executive Chair of the Board of Directors of the Company (the “Board”), but excluding Employee’s position as a member of the Board, which is expected to continue beyond the Separation Date, subject to nomination recommendations by the Nominating and Governance Committee of the Board and the votes of the Company’s stockholders, until such time as Employee resigns or is removed from the Board.

2.Consideration.  In consideration of and contingent on Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.Transition Opportunity.  Employee will have the opportunity to continue employment with the Company on a transitional basis from the day following the Transition Date until February 1, 2026 (the “Anticipated Separation Date”).  Employee’s employment on and after the Transition Date shall continue to be on an at-will basis, and the Parties acknowledge that either Party may terminate Employee’s employment relationship with the Company at any time, with or without notice, and with or without cause.  Employee’s actual last day of employment with the Company, whether on or before the Anticipated Separation Date, shall be referred to herein as the “Separation Date,” and the period between (and including) the Transition Date and the Separation Date shall be referred to herein as the “Transition Period.”  During the Transition Period, Employee agrees that Employee’s role will be that of Executive Chair of the Board (the “Transition Duties”). Employee’s annual salary during the Transition Period shall be $375,000, less applicable withholdings, which shall be payable in accordance with the Company’s normal payroll practices. Subject to all eligibility criteria and other terms and conditions of such plans, Employee’s Company-sponsored benefits in effect as of immediately prior to commencement of the Transition Period shall remain in effect during the Transition Period; provided, however, that during the Transition Period, (i) Employee shall not be eligible for any cash compensation other than base salary (such as bonuses, commissions, or other incentive compensation), (ii) Employee shall not be eligible for any compensation increase, and (iii) Employee shall not be

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eligible to be issued any new stock option, restricted stock unit, or other equity grants except as otherwise specifically provided under Section 3 or the Consulting Agreement.

b.Supplemental Release.  In exchange for Employee’s execution of the Supplemental Release Agreement attached hereto as Exhibit A (the “Supplemental Release”) within twenty-one (21) days following the Separation Date, and subject to the Supplemental Release going into effect, the Company agrees to provide Employee the consideration set forth in Section 1 of the Supplemental Release.  The Parties agree that the Company reserves the right to modify the form of Supplemental Release attached hereto to comply with and be enforceable under applicable law, and to otherwise conform with changes in law.

c.Consulting Opportunity. In the event that Employee remains employed by the Company through the Anticipated Separation Date, the Company hereby offers Employee a consulting role with the Company to begin immediately following the Anticipated Separation Date on terms substantially in the form of the Consulting Agreement attached hereto as Exhibit B (the “Consulting Agreement”). Nothing in this Agreement or the Consulting Agreement pertaining to Employee’s anticipated role as a consultant shall in any way be construed to constitute Employee as an agent, officer, employee, or representative of the Company following separation from employment, and Employee shall perform the services under the Consulting Agreement solely as an independent contractor.

d.Legal Fees. The Company agrees to pay Employee’s reasonable and documented legal fees incurred in connection with the review and negotiation of the terms of this Transition Agreement and the Consulting Agreement, not to exceed $20,000, such fees to be paid by Company as soon as practicable following provision of invoices regarding such fees.

e.General.  Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed above. Employee acknowledges and agrees that, other than as expressly provided in this Agreement or the Supplemental Release, Employee is entitled to no severance compensation or benefits whatsoever (whether under the EOBA or otherwise).

3.Outstanding Awards and EOBA.
a.The Parties acknowledge and agree that, during Employee’s continued employment with the Company during the Transition Period, and, thereafter, during Employee’s period of service to the Company as a consultant pursuant to the Consulting Agreement (which service will constitute “Continuous Service” within the meaning of the Plan), to the extent applicable, Employee will continue to be eligible to vest in the Outstanding Awards, in each case pursuant to the terms of the applicable Stock Agreements, and subject to the terms of the EOBA (subject to Section 3.b below).
b.The Parties agree that the following sections and provisions of the EOBA are hereby struck from the EOBA, superseded and of no further effect: Sections 1, 3(a)(i), 3(a)(iii), 3(a)(iv), 3(b), 4(a) (other than with respect to separation benefits under Section 3(a)(ii)), 4(d), 5 (other than for purposes of any right to benefits under Section 6 before that section is struck), 21(h), 21(s)(ii), and 21(t)(ii), along with all references to “Retirement Benefits” in Section 14, the text “for reasons other than Good Reason” as it appears in Sections 21(s) and 21(t), and the text “; or” at the end of Sections 21(s)(i) and 21(t)(i) (the “Superseded EOBA Provisions”).  Further, the Parties agree that the definition of “Cause” in Section 21(c) of the EOBA is hereby extended to add a new clause (v) thereto, to read as follows: “(v) Executive’s material breach of any agreement by and between the Company and Executive, including but not limited to the Transition Agreement and Release by and between the Company and Executive from June or July 2025 (the “Transition Agreement”), the Consulting Agreement (as defined in the Transition Agreement), and the Confidentiality Agreement (as defined in and amended by the Transition Agreement); provided that Employee shall have thirty (30) days to cure any such material breach, except to the extent that the Board determines, in its reasonable discretion, that the material breach cannot be cured.”  Further, the Parties agree that Section 4(b)(ii) of the EOBA is hereby amended to replace “any Change of Control to occur after Executive’s Termination of Employment”

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with “any Change of Control to occur within the three (3) month period immediately following Executive’s Termination of Employment” where it appears therein. Separately, effective as of the end of the day on the Anticipated Separation Date, Section 6 of the EOBA will be struck from the EOBA, superseded and of no further effect. Except as specifically provided in this Section, the EOBA shall continue and remain in full force and effect.
c.In the event that a Release of Claims (as defined in the EOBA) is to be provided to Employee pursuant to Section 14 of the EOBA in connection with a Termination of Employment (as defined in the EOBA) or Termination Upon Change of Control (as defined in the EOBA), that Release of Claims will be substantially in the form set forth as the Supplemental Release in Exhibit A hereto.
4.Benefits.  Employee’s Company-sponsored health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs (or such earlier date as may be required by applicable plan terms and conditions), subject to Employee’s right to continue Employee’s health insurance under COBRA.  Employee’s participation in all other benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Separation Date.
5.Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided (to the extent applicable) all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation that may be due to Employee.
6.Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, divisions, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship, including any claims related to an agreement or arrangement with the Company;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

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d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the California Family Rights Act; the California Labor Code; and the California Workers’ Compensation Act;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee from the Company; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. This release does not extend to any right Employee may have to unemployment compensation benefits. In addition, this release does not extend to any rights of indemnification Employee may have pursuant to (i) any indemnification agreement between the Company and Employee, (ii) the Company’s certificate of incorporation and bylaws or (iii) any applicable D&O insurance policy with the Company, subject to the respective terms, conditions, and limitations of such indemnification agreement, certificate of incorporation and bylaws, or D&O insurance policy, in each case, as may be applicable.  Nothing in this Agreement releases any rights or claims Employee may have under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, or the California Fair Employment and Housing Act; provided, however, Employee acknowledges that such rights and claims will be released if and when the Supplemental Release goes into effect.

7.California Civil Code Section 1542.  Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

8.Trade Secrets and Confidential Information/Company Property.  Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.  The Parties further acknowledge and agree that Section 3(c) of the Confidentiality Agreement shall be deemed struck from the Confidentiality Agreement and the phrase “and for a period of two (2) years thereafter” shall be struck from Section 6 of the Confidentiality Agreement.

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9.Protected Activity Not Prohibited.  Employee understands that nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).   Further, nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) shall in any way limit or prohibit Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful (“Protected Information”).  Additionally, nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”).  For purposes of clarity, nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.  When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity.  For the sake of clarity, Company confidential information does not include Protected Information or information regarding working conditions, wages, benefits, or other terms and conditions of employment.  Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product.  Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
10.No Admission of Liability.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by such Party of any fault or liability to the other Party or to any third party.
11.Costs.  Except as set forth herein, the Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
12.Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

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13.Section 409A.  Employee agrees and understands that Employee is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon, and all amounts payable hereunder are subject to applicable tax withholdings.  It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes, fees or costs that may be imposed on Employee as a result of Section 409A.
14.Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
15.Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
16.Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the EOBA (subject to Section 3.b hereof), the Confidentiality Agreement (as amended herein), the Stock Agreements to the extent applicable to the Continuing Awards, and the Indemnity Agreement, dated December 10, 1997, by and between the Company and Employee.  The Parties acknowledge and agree that the Superseded EOBA Provisions of the EOBA are superseded by this Agreement and of no further effect, and that, as of the time set forth in the last sentence of Section 3.b, Section 6 of the EOBA is superseded by this Agreement and of no further effect.
17.No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer, which writing explicitly states the intent of the parties to amend this Agreement.
18.Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA.  Employee consents to personal and exclusive jurisdiction and venue in the State of California.
19.Effective Date.  Employee understands that this Agreement shall be null and void if not executed by Employee by July 20, 2025.  This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).
20.Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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[The remainder of this page is intentionally left blank; signature page follows]

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21.Voluntary Execution of Agreement.  Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees.  Employee acknowledges that:
(a)	Employee has read this Agreement;
(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;
(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)	Employee is fully aware of the legal and binding effect of this Agreement; and
(e)	Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Balu Balakrishnan, an individual

Dated: July 11, 2025 /s/ BALU BALAKRISHNAN

Balu Balakrishnan

Power Integrations, Inc.

Dated: July 29, 2025 By: /s/ WENDY ARIENZO

Wendy Arienzo, Director

On Behalf of the Company’s Board of Directors

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EXHIBIT A

Form of Supplemental Release

(attached)

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SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (“Agreement”) is made by and between Balu Balakrishnan (“Employee”) and Power Integrations, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, the Parties previously entered into a Transition Agreement and Release dated [DATE] in connection with Employee’s resignation from his position as Chief Executive Officer of the Company (the “Transition Agreement”);

WHEREAS, following Employee’s resignation from his position as Chief Executive Officer, Employee remained employed with the Company on a transitional basis as Executive Chair of the Board of Directors of the Company (the “Board”) pursuant to the terms of the Transition Agreement;

WHEREAS, Employee and the Company are parties to an Amended and Restated Chief Executive Officer Benefits Agreement made and entered into as of May 1, 2014, as amended as of June 1, 2020, as of January 28, 2025, and by the Transition Agreement (the “EOBA”);

WHEREAS, Employee and the Company are parties to an Employee Agreement Regarding Confidentiality and Inventions, which Employee signed on April 19, 1989, and which was amended by the Transition Agreement (the “Confidentiality Agreement”);

WHEREAS, Employee and the Company are parties to a Consulting Agreement dated as of [DATE] (the “Consulting Agreement”);

WHEREAS, the Company previously granted Employee awards of [restricted stock units (“RSUs”) granted on February 2, 2022, February 9, 2023, April 1, 2024 and January 28, 2025, performance stock units (“PSUs”) granted on January 28, 2025, and long-term performance stock units (“PRSUs”) granted on February 9, 2023, April 1, 2024 and January 28, 2025] (collectively, the “Outstanding Awards”), in each case pursuant to, and subject to the terms and conditions of, the Company’s Amended and Restated 2016 Incentive Award Plan (the “Plan”) and an award agreement between the Company and Employee (such agreements, together with the Plan, the “Stock Agreements”)

WHEREAS, the Transition Agreement provides that Employee is entitled to certain additional consideration, as described in Section 1 of this Agreement, in exchange for Employee’s timely execution of this Agreement within twenty-one (21) days following Employee’s separation from employment with the Company, subject to this Agreement going into effect;

WHEREAS, Employee’s employment with the Company terminated effective [DATE] (the “Separation Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees (as defined below);

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration.  In consideration of and contingent on Employee’s execution of this Agreement, this Agreement going into effect, and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.1[Separation Payment. The Company will pay Employee a lump sum of $500, less applicable withholdings.  This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.] OR [Accelerated Vesting.  The Outstanding Awards listed in the following table will vest as to the numbers of [PSUs, PRSUs and RSUs] indicated in such table, in each case effective as of the 29th day following the Separation Date, and shall be settled to the extent vested in accordance with the terms of the applicable Stock Agreements.]

[Vesting Acceleration Table to be Inserted.]

b.Consulting Opportunity.  Employee acknowledges that the consulting opportunity described in Section 2.c of the Transition Agreement is contingent on Employee’s timely execution and non-revocation of this Agreement, and that if this Agreement does not or cannot become effective by the twenty-ninth (29th) day following the Separation Date, the Company shall have grounds to terminate the Consulting Agreement for Cause (as defined in the Consulting Agreement by reference to the EOBA).

c.General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2.Resignation from Offices.  Employee hereby confirms and agrees that, as of the end of the day Pacific Time on the Separation Date, Employee has resigned (or, to the extent not otherwise covered, hereby resigns) from all positions held as of such date as an officer or member of any board of directors of the Company or any of its affiliates, including (unless such resignation is rejected by action of the Nominating and Governance Committee) his office as Executive Chair of the Board of Directors of the Company (the “Board”), but excluding Employee’s position as a member of the Board, which is expected to continue beyond the Separation Date, subject to nomination recommendations by the Nominating and Governance Committee of the Board and the votes of the Company’s stockholders, until such time as Employee resigns or is removed from the Board. Employee acknowledges that the foregoing resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Employee also agrees to execute any necessary documents or other forms necessary to effectuate or document the foregoing resignations as a matter of local, state, federal, or foreign law or as otherwise required by the Company. Employee hereby acknowledges and affirms that such resignations are final and irrevocable
3.Payment of Compensation and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement and any compensation with respect to Employee’s continued services pursuant to the Consulting Agreement, the Company and its agents have paid or provided (to the extent applicable) all compensation and benefits due to Employee.
4.Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and

1 Note to Draft: This form will be completed and provided to Employee around the time of the Separation Date. If Employee will receive any accelerated vesting pursuant to the EOBA, the “Accelerated Vesting” language here will be included and the table will be completed to reflect that vesting. If not, the Separation Payment will be provided as consideration for Balu’s release.

affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, divisions, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee’s service provider relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee from the Company; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with the “Arbitration” section below, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits. In addition, this release does not extend to any rights of indemnification Employee may have pursuant to (i) any indemnification agreement between the Company and Employee, (ii) the Company’s certificate of incorporation and bylaws, (iii) any applicable D&O insurance policy with the Company, the Consulting Agreement or the Stock Agreements, subject to the respective terms, conditions, and limitations of such indemnification agreement, certificate of incorporation and bylaws, D&O insurance policy, Consulting Agreement or Stock Agreements, in each case, as may be applicable.

5.Acknowledgment of Waiver of Claims under ADEA.  Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement.  Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.  Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date.  The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.California Civil Code Section 1542.  Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

7.No Pending or Future Lawsuits.  Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
8.No Entitlement to Employment.  Employee acknowledges that Employee has no legal, contractual, or other entitlement to any employment with the Company or any of its subsidiaries or affiliates, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company or any of its subsidiaries or affiliates.
9.Trade Secrets and Confidential Information/Company Property.  Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement (as amended by the Transition Agreement), including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.  Employee’s execution of this Agreement constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.
10.Nondisparagement.  Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.
11.No Cooperation.  Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
12.Protected Activity Not Prohibited.  Employee understands that nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).   Further, nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) shall in any way limit or prohibit Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful (“Protected Information”).  Additionally, nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”).  For purposes of clarity, nothing in this Agreement or in the Confidentiality Agreement (including its definition of Proprietary Information) shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.  When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity.  For the sake of clarity, Company confidential information does not include Protected Information or information regarding working conditions, wages, benefits, or other terms and conditions of employment.  Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product.  Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
13.Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement (unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA) or of any provision of the Confidentiality Agreement (as amended by the Transition Agreement) shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement.
14.Arbitration. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. § 1, ET SEQ.) (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA.  EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY.   ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE'S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES.  ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES, EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION.  THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE

ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER California’S RULES OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
15.No Admission of Liability.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by such Party of any fault or liability whatsoever to the other Party or to any third party.
16.Costs.  Except as provided in the Transition Agreement, the Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
17.Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement.  Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon.  Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
18.Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
19.Section 409A.  Employee agrees and understands that Employee is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder and under the Transition Agreement by the Company and any penalties or assessments thereon, and all amounts payable hereunder are subject to applicable tax withholdings.  It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Employee will work together in good faith to consider either (a) amendments to this Agreement; or (b) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes, fees or costs that may be imposed on Employee as a result of Section 409A.
20.Withholding.  All payments made by the Company under this Agreement shall be subject to any tax or other amounts required to be withheld by the Company under applicable law.
21.Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
22.Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
23.Entire Agreement.  This Agreement, together with the Transition Agreement, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith.  This Agreement, together with the Transition Agreement, supersedes and replaces any and all prior agreements and understandings concerning the subject matter hereof and thereof and Employee’s relationship with the Company, with the exception of 2[the EOBA,] the Consulting Agreement, the Stock Agreements, the Confidentiality Agreement (as amended by the Transition Agreement), and all agreements or portions thereof explicitly stated as surviving in the Transition Agreement.
24.No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer, which explicitly states the intent of the parties to amend this Agreement.

2 Note to Draft: To be included if Employee will not receive any accelerated vesting pursuant to the EOBA, in connection with the Separation Date.

25.Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA.  Employee consents to personal and exclusive jurisdiction and venue in the State of California.
26.Effective Date.  Employee understands that this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period set forth under the “Acknowledgment of Waiver of Claims under ADEA” section above.  Each Party has seven (7) days after that Party signs this Agreement to revoke it.  This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
27.Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
28.Voluntary Execution of Agreement.  Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees.  Employee acknowledges that:
(a)	Employee has read this Agreement;
(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;
(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)	Employee is fully aware of the legal and binding effect of this Agreement; and
(e)	Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

[Signature blocks intentionally omitted; the Company will
provide Employee an execution-ready version of this Agreement in connection with the termination of the Advisor Agreement.]

EXHIBIT B

Consulting Agreement

(attached)

EXHIBIT C

[INSERT NAME OF AGREEMENT]

(attached)